                                                                    EXHIBIT 99.2

             PRO FORMA UNAUDITED CONDENSED FINANCIAL INFORMATION OF
       ROPER INDUSTRIES, INC. AND NEPTUNE TECHNOLOGY GROUP HOLDINGS, INC.

We derived the following unaudited pro forma consolidated financial data set forth below by the application of pro forma adjustments to the historical financial statements of Roper Industries, Inc. (as incorporated by reference) and Neptune Technology Group Holdings Inc. ("Neptune") appearing elsewhere in this Current Report on Form 8-K.

The pro forma condensed financial information for Roper Industries, Inc. and subsidiaries reflects the impact of the Neptune acquisition ("Neptune Acquisition") and DAP Technologies Ltd minority interest acquisition ("DAP Acquisition") collectively the "Transactions", on our income statements from continuing operations for the fiscal year ended October 31, 2002 and the nine-month period ended September 30, 2003, had the Transactions been consummated immediately prior to these periods. For the purpose of presenting a combined income statement for the year ended October 31, 2002, the audited income statements of Neptune for the year ended December 31, 2002 have been utilized. Additionally, this information also presents the impact of Neptune on our balance sheet as of September 30, 2003, had the Transactions been consummated immediately prior to that date.

The unaudited pro forma consolidated financial data has been prepared giving effect to the Neptune Acquisition and the DAP Acquisition, which have been accounted for in accordance with SFAS No. 141, "Business Combinations." The total purchase price will be allocated to the net assets of Neptune based upon estimates of fair value. The pro forma adjustments are based on a preliminary assessment of the value of Neptune's tangible and intangible assets by management. The final purchase price allocation will be based on a formal valuation analysis by an outside appraisal firm and may include an adjustment to the amounts recorded for the value of property and equipment, identifiable intangible assets and goodwill, as well as changes in cash consideration based on changes in cash, indebtedness and working capital on the closing date. A final valuation is in process and should be obtained shortly after the completion of the acquisition.

The adjustments to the unaudited pro forma consolidated statement of operations are based upon available information and certain assumptions that we believe are reasonable and exclude certain non-recurring charges that will be incurred in connection with: (1) amortization of estimated inventory fair value step-up of approximately $4 million from the acquisition expected to impact 2004 cost of sales; and (2) the write-off of approximately $15.6 million of debt extinguishment costs, net of tax, related to the pay off to Roper's current senior notes and related deferred financing costs. The pro forma condensed financial information should be read in conjunction with the historical financial statements of Roper and Neptune and the related notes thereto. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have resulted had the acquisition described above been consummated at the date indicated, nor is it necessarily indicative of the results of operations of future periods.

                     Roper Industries, Inc. and Subsidiaries
                Pro Forma Consolidated Balance Sheet (unaudited)
                               September 30, 2003
                                 (in thousands)

                                                                           Pro Forma
                                              Roper         Neptune         entries            Pro Forma
                                             --------       --------       ---------          ----------
Cash and cash equivalents                    $ 14,510       $ 24,159       ($24,159)(2)       $   14,510
Accounts receivable, net                      120,344         25,677              0              146,021
Inventories                                    95,233         14,631          4,000(2)           113,864
Other current assets                            5,238          9,373         (1,000)(2)           13,611
                                             --------       --------       --------           ----------
   Total current assets                       235,325         73,840        (21,159)             288,006

Property, plant and equipment, net             51,908         26,085              0               77,993
Goodwill                                      482,465         77,231        169,369(2)           729,065
Other intangible assets, net                   36,852        180,644         61,356(2)           278,852
Other noncurrent assets                        29,127         10,442         13,400(5)            43,571
                                                                             (9,398)(2)
                                             --------       --------       --------           ----------
   Total assets                              $835,677       $368,242       $213,568           $1,417,487
                                             ========       ========       ========           ==========

Accounts payable                             $ 33,791       $ 10,360       $      0           $   44,151
Accrued liabilities                            54,722         16,604         13,750(2)            85,076
Income taxes payable                            3,093              0         (8,400)(3)           (5,307)
Current portion of long-term debt               1,027         10,000         12,500(1)            23,527
                                             --------       --------       --------           ----------
   Total current liabilities                   92,633         36,964         17,850              147,447

Long-term debt                                287,470        277,304         40,696(1)           605,470
Other noncurrent liabilities                   13,846         10,405         21,475(2)            45,726
                                             --------       --------       --------           ----------
Total liabilities                             393,949        324,673         80,021              798,643

Minority interest                                   0          4,512         (4,512)(4)                0
Redeemable preferred stock                          0         29,017        (29,017)(4)                0

Total equity                                  441,728         10,040        (15,600)(3)          618,844
                                                                            192,716(1)
                                                                            (10,040)(4)
                                             --------       --------       --------           ----------

   Total liabilities and equity              $835,677       $368,242       $213,568           $1,417,487
                                             ========       ========       ========           ==========

  See accompanying notes to the unaudited pro forma consolidated balance sheet

                    Roper Industries, Inc. and Subsidiaries
            Notes to Unaudited Pro Forma Consolidated Balance Sheet
                                (in thousands)

(1) The pro forma consolidated balance sheet gives effect to the following pro forma adjustments and reflects incurrence of debts, payment of acquisition consideration to the sellers of Neptune and the DAP minority interest, repayment of existing Roper and Neptune debt and fees and expenses incurred in connection with the Transactions.

         Sources of funds
            New revolving credit facility                                  $ 27,970
            Five-year term loan facility                                    450,000
            Senior Subordinated Convertible Notes                           150,000
            Issuance of common stock                                        192,716
                                                                           --------
              Total sources of funds                                       $820,686
                                                                           ========

         Uses of funds
            Net cash consideration for Neptune acquisition                 $475,000
            Cash and stock consideration in connection with
              the DAP acquisition                                             9,216
            Estimated fees and expenses                                      25,000
            Extinguish existing Roper long-term debt                        287,470
            Debt extinguishment costs                                        24,000
                                                                           --------
                                                                           $820,686
                                                                           ========

(2) The Neptune and DAP acquisitions will be accounted for as a purchase in accordance with SFAS No. 141, "Business Combinations." Under purchase accounting, the estimated acquisition consideration will be allocated to Neptune's assets and liabilities based on their relative fair values. The consideration remaining will be allocated to identifiable intangibles with a finite life and amortized over that life, as well as to goodwill and identifiable intangibles with an infinite life, which will be evaluated on an annual basis to determine impairment and adjusted accordingly. The pro forma adjustments were based upon a preliminary assessment of value by management of Neptune's tangible and intangible assets. The final purchase price allocation is in process and may include an adjustment of the total consideration payable at closing, as well as in the amount recorded for any changes in value of property and equipment, identifiable intangible assets, and goodwill determined by an outside appraisal shortly after completion of the Transactions.

         Total acquisition consideration allocation:
         Net cash paid for Neptune acquisition                                      $ 475,000
         Cash and stock consideration paid for the DAP acquisition                      9,216
         Estimated acquisition expenses                                                11,600
                                                                                    ---------
         Total acquisition consideration                                              495,816
         Less: Net book value of assets acquired                                     (296,315)
                                                                                    ---------
         Excess purchase price to be allocated                                      $ 199,501
                                                                                    =========

         Preliminary allocations:

         Inventory step-up                                                          $   4,000
         Deferred tax liability                                                       (21,475)
         Restructuring and other incremental liabilities                              (13,750)
         Incremental identifiable intangible assets                                    61,356
         Incremental goodwill                                                         169,369
                                                                                    ---------
                                                                                    $ 199,501
                                                                                    =========

         Amortization of intangible assets, if applicable, will occur over their estimated useful lives, which we estimate will range from two to twenty-five years. The major categories of Neptune intangible assets are estimated as follows:

         Assets subject to amortization:
             Customer relationships                                      $ 147,000
             Technology                                                     32,000
             Software                                                        8,000
             Contracts                                                      19,000

         Assets not subject to amortization:
             Trade names                                                    36,000
                                                                         ---------
                                                                         $ 242,000
                                                                         =========

(3) Represents the estimated costs associated with extinguishing Roper's current senior notes and the write-off of deferred financing costs associated with those notes and Roper's existing revolving credit facility which will also be extinguished in conjunction with this transaction. The extraordinary expense associated with early extinguishment of Roper's current senior notes is tax deductible and a tax benefit of $8,400 has been recognized at the federal statutory rate.

(4) Reflects the elimination of Neptune's historical share capital, retained earnings, minority interest and other equity accounts pursuant to the application of purchase accounting in accordance with SFAS No. 141, "Business Combinations."

(5) Debt issuance costs of $13,400 are being amortized over the weighted average life of the associated financings.

                     Roper Industries, Inc. and Subsidiaries
           Pro Forma Consolidated Statement of Operations (unaudited)
                           Year Ended October 31, 2002
                                 (in thousands)

                                                                           Pro Forma
                                               Roper         Neptune         entries           Pro Forma
                                              --------       --------      ---------           ---------
                                                (2)            (2)

Net sales                                     $617,462       $189,544       $      0           $807,006
Cost of good sold                              283,707        109,211              0            392,918
                                              --------       --------       --------           --------
Gross profit                                   333,755         80,333              0            414,088

Selling, general and administrative
expenses                                       218,210         45,793          1,900(4)         265,903
                                              --------       --------       --------           --------
Operating profit                               115,545         34,540         (1,900)           148,185

Interest expense                                18,506         12,880         (4,886)(5)         26,500
Euro debt currency loss                          4,093              0              0              4,093
Loss on extinguishment of debt                       0          1,353              0(3)           1,353
Other income                                     3,381            928              0              4,309
                                              --------       --------       --------           --------
Earnings from continuing
operations before income taxes                  96,327         21,235          2,986            120,548

Income taxes                                    29,889          7,833          1,045(6)          38,767
                                              --------       --------       --------           --------
Net earnings from continuing
operations                                    $ 66,438       $ 13,402       $  1,941           $ 81,781
                                              ========       ========       ========           ========

Net earnings per share from
continuing operations
     Basic                                    $   2.13                                         $   2.32
     Diluted                                      2.09                                             2.28

Average shares outstanding
     Basic                                      31,210                         3,998(7)          35,208
     Diluted                                    31,815                         3,998(7)          35,813

                See accompanying notes to the unaudited Pro Forma
                      Consolidated Statement of Operations

                     Roper Industries, Inc. and Subsidiaries
           Pro Forma Consolidated Statement of Operations (unaudited)
                      Nine-Months Ended September 30, 2003
                                 (in thousands)

                                                                              Pro forma
                                                Roper          Neptune         entries           Pro Forma
                                              --------        --------        ---------          ---------

Net sales                                     $487,562        $147,473        $      0           $635,035
Cost of good sold                              230,504          83,773               0            314,277
                                              --------        --------        --------           --------
Gross profit                                   257,058          63,700               0            320,758

Selling, general and
administrative expenses                        178,262          37,472             600(4)         216,334
                                              --------        --------        --------           --------
Operating profit                                78,796          26,228            (600)           104,424

Interest expense                                12,653          14,867          (7,920)(5)         19,600
Loss on Extinguishment of debt                       0           9,329               0 (3)          9,329
Other expense                                     (195)         (2,556)              0             (2,751)
                                              --------        --------        --------           --------
Earnings from continuing
operations before income taxes                  65,948            (524)          7,320             72,744

Income taxes                                    19,784             451           2,562 (6)         22,797

Net earnings from continuing                  --------        --------        --------           --------
operations                                    $ 46,164        $   (975)       $  4,758           $ 49,947
                                              ========        ========        ========           ========
Net earnings per share from
continuing operations
     Basic                                    $   1.47                                           $   1.41
     Diluted                                      1.45                                               1.39

Average shares outstanding
     Basic                                      31,482                           3,998(7)          35,480
     Diluted                                    31,844                           3,998(7)          35,842

                See accompanying notes to the unaudited Pro Forma
                      Consolidated Statement of Operations

                     Roper Industries, Inc. and Subsidiaries
        Notes to Unaudited Pro Forma Consolidated Statement of Operations

(1) The unaudited pro forma consolidated financial statements have been prepared to reflect the application of purchase accounting under SFAS No. 141, "Business Combinations" for the Neptune and DAP Acquisitions.
(2) Because of differing fiscal 2002 year-ends for Roper and Neptune, the pro-forma consolidated Statement of Operations for fiscal year ended October 31, 2002 utilizes the audited income statement of Neptune for the calendar year ended December 31, 2002. For fiscal 2003, both Neptune and Roper report on a calendar year basis and common reporting periods are used for the Consolidated Statement of Operations for the nine-months ended September 30, 2003.
(3) During the year ended October 31, 2002, and the nine-months ended September 30, 2003, Neptune recorded losses on early extinguishment of debt of $1,353,000 and $9,329,000, respectively. These losses were associated with financing arrangements typical of private equity group ownership. These losses are required to be presented in the proformas under Article 11 of Regulation S-X. These amounts will not recur for Roper. The table below reflects the proforma earnings from continuing operations before income taxes adjusted to exclude these losses (in thousands):

                                               Year Ended      Nine-Months Ended
                                              Oct. 31, 2002     Sept. 30, 2003
                                              -------------    -----------------
         Proforma earnings from continuing
            operations before income taxes       $120,548            $72,744

         Loss on extinguishment of debt             1,353              9,329
                                              -------------    -----------------
         Adjusted earnings from continuing
            operations before income taxes       $121,901            $82,073
                                              =============    =================

(4) Reflects the net adjustment to the historical amortization expense of Neptune from the elimination of certain non-recurring management fees and financing expenses, partially offset by additional intangibles amortization from management's estimate of the effects of applying SFAS No. 141 to identifiable finite-lived intangible assets.
(5) Reflects the net change in interest expense to give effect to (i) borrowings under Roper's proposed new senior revolving credit facility,
         (ii) the issuance of $450 million of a five year term-note facility,
         (iii) a 4.5% coupon on $150 million of senior subordinated convertible notes, (iv) the amortization of $13.4 million of debt issuance costs over an average of 4 years and (v) the elimination of both Roper and Neptune's interest expense under their current financing structures. For every 1/8% change in the interest rates on the debt, the effect on interest expense of the combined entities is approximately $800 thousand.
(6) Tax effects of the pro forma adjustments have been calculated based on the applicable statutory rate of 35%.
(7) Reflects the issuance of common stock to finance the Neptune Acquisition and the use of treasury stock in the DAP Acquisition. The total issuance is assumed to be 3,998,000 shares of Roper's common stock with a market value of $201.7 million based on a market price of $50.46 per share. The price per share reflects the average closing price of Roper Industries, Inc. stock for the two days prior to filing the S-3 registration. For every $1 movement in the price of Roper Industries, inc. stock, there is an approximately 80,000 share differential in the number of shares required for the equity funding portion of these transactions.